Exhibit 99.1

For More Information Please Contact:
Cloud Peak Energy
Bob Green, (w) 307-687-6053, bob.green@cldpk.com
Karla Kimrey, Investor Relations, (w) 720-566-2932, karla.kimrey@cldpk.com

Ambre Energy
United States
Brian Gard, (w) 503-221-0100, bgard@gardcommunications.com
Liz Fuller, (w) 503-552-5067, lfuller@gardcommunications.com
Australia
Andrew Crook, (mob) 0419 788 431, andrew@crookpublicity.com

Cloud Peak Energy and Ambre Energy Announcement:

Ambre Energy to Purchase Remaining Decker Mine Interest from Cloud Peak Energy and Companies to Settle Decker Litigation

•                  Purchase by Ambre Energy of Cloud Peak Energy’s 50% interest in Decker and related assets, to assume 100% ownership of Decker Mine.

•                  Option granted to Cloud Peak Energy for up to 5 million metric tonnes per year of Ambre Energy’s throughput capacity at Ambre’s co-owned (with Arch Coal) Millennium Bulk Terminals facility in the U.S. Pacific Northwest.

•                  Payment to Cloud Peak Energy of either A$57 million if paid during the first quarter 2013 or A$64 million if paid thereafter.

•                  Mutual cooperation agreements between the adjacent Decker and Spring Creek mines covering overstrip land areas, air quality boundaries and water to facilitate each mine’s respective operations.

•                  Land transfers to improve Cloud Peak Energy’s rail access to its Youngs Creek development project.

•                  Joint resolution and dismissal of the pending Decker litigation.

Gillette, Wyoming and Brisbane, Australia — December 5, 2012 — Cloud Peak Energy Inc. (NYSE:CLD), one of the largest U.S. coal producers and the only pure-play Powder River Basin (PRB) coal company, and Ambre Energy Limited, an Australian and U.S. thermal coal mining and export company, today announced that their companies have entered into agreements for Ambre Energy to purchase Cloud Peak Energy’s 50% interest in the Decker mine in Montana and related assets and assume all reclamation liabilities.  The agreement will also provide for the joint resolution and dismissal of the pending Decker litigation.

The closing of the transaction is currently anticipated to occur during the first quarter of 2013 and is subject to the satisfaction of various terms and conditions, including Ambre Energy’s full replacement of

Cloud Peak Energy’s approximate $70.7 million in outstanding reclamation and lease bonds for the Decker mine. This will give Ambre Energy 100% ownership of the Decker Mine.

Upon completion of the transaction, Ambre Energy will also grant Cloud Peak Energy an option for up to 5 million metric tonnes per year of its throughput capacity at the proposed Millennium Bulk Terminals coal export facility.

The proposed new coal export facility at Millennium Bulk Terminals, which is owned 62% by Ambre Energy and 38% by Arch Coal, is currently in the permitting phase.  It is being developed in two stages.  The first stage is planned to have capacity of 25 million metric tonnes per year with the second stage taking annual capacity to 44 million tonnes.

Cloud Peak Energy’s options cover up to 2 million tonnes per year of Ambre’s share of the first phase and 3 million tonnes per year of its share of the second phase. Cloud Peak Energy’s throughput capacity would have an initial term of 10 years, with four renewal options for five-year renewal terms.

The purchase consideration for the Decker interests includes a cash component of A$57 million, if paid by Ambre Energy by March 31, 2013. Alternatively, Ambre will issue a promissory note to Cloud Peak for A$64 million payable at a later date.

In addition to the sales transaction described above, the companies entered into other agreements intended to facilitate the respective mining and related activities at the Decker mine and at Cloud Peak Energy’s adjacent Spring Creek mine and Youngs Creek development project.

The mutual overstrip and ambient air quality cooperation agreements will facilitate each mine’s development of coal along the mines’ mutual boundaries.  Overstrip lands allow each company to access their leased coal within designated areas for a variety of customary surface mining and incidental activities. Access for water pipelines and monitoring has also been agreed.

The sale also includes transfer of over 1200 acres of land and grants of rail easements that will improve Cloud Peak Energy’s potential rail access to the Youngs Creek project. Remaining terms of these transactions were not disclosed.

Statements from Cloud Peak Energy CEO & Ambre Energy CEO

Colin Marshall, Cloud Peak Energy’s President and Chief Executive Officer, said, “We are pleased to have reached this mutually beneficial arrangement with Ambre Energy.  This deal should position both our companies to meet anticipated future growth in Asian thermal coal demand.  We look forward to completing the transaction over the coming months and, longer term, to shipping our low sulfur Spring Creek coal to Asian markets through the Millennium Bulk Terminals facility.  We wish Ambre Energy every success with the development of the terminal and with their strategy to develop the Decker mine. ”

Edek Choros, Ambre Energy’s Chief Executive Officer, Managing Director and founder, said, “Decker Mine produces some of the highest energy coal in the PRB and has the benefit of extensive infrastructure, including two rail loadouts and rail connections to existing and proposed west coast export terminals.”

Edek Choros also outlined that:  “Taking full ownership of Decker Mine is another significant step for Ambre in developing coal exports through the U.S. Pacific Northwest. As well as building new port infrastructure, Ambre will now also be able to guarantee the supply of high quality U.S. coal to customers in Korea, Japan and the Asia Pacific region from its own mining operations.”

“We will also be aiming to strengthen our commitment to domestic U.S. power utilities who have enjoyed the benefits of Decker’s low sulfur high energy coal for over 40 years, and will be considering opportunities for coal-to-liquids processing at Decker. Settling our differences with Cloud Peak Energy and co-operating to assist each other at our respective neighboring mining operations is a very positive and productive outcome for both of our companies,” Choros added.

About Cloud Peak Energy®

Cloud Peak Energy Inc. (NYSE:CLD) is headquartered in Wyoming and is one of the largest U.S. coal producers and the only pure-play PRB coal company. As one of the safest coal producers in the nation, Cloud Peak Energy specializes in the production of low sulfur, subbituminous coal. The company owns and operates three surface coal mines in the PRB, the lowest cost major coal producing region in the nation. The Antelope and Cordero Rojo mines are located in Wyoming and the Spring Creek mine is located near Decker, Montana. Cloud Peak Energy also owns rights to substantial undeveloped coal and complementary surface assets in the Northern PRB, further building the company’s long-term position to serve Asian export and domestic customers. With approximately 1,600 employees, the company is widely recognized for its exemplary performance in its safety and environmental programs. Cloud Peak Energy is a sustainable fuel supplier for approximately 4% of the nation’s electricity.

About Ambre Energy

Ambre Energy Limited is a privately held company with predominantly Australian and U.S. shareholders. It is headquartered in Brisbane, Australia with U.S. headquarters in Salt Lake City, Utah.

Ambre Energy is developing new port infrastructure in the U.S. to facilitate an emerging coal export and marketing business, as well as operating and co-owning U.S. thermal coal mines.

As an environmentally responsible energy company, Ambre also aims to use its technological expertise to develop new, sustainable uses for low grade and waste coals and to set new environmental standards for the export of coal.

Cloud Peak Energy’s Cautionary Note Regarding Forward-Looking Statements

This release contains “forward-looking statements” of Cloud Peak Energy within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on our management’s current expectations or beliefs as well as assumptions and estimates regarding our company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, (1) the consummation, or estimated timing of consummation, of the sale of Decker, settlement of the Decker-related litigation and other related transactions described in this release (the “Transaction”), (2) future development of the Millennium Bulk Terminals coal export facility and exercise of our options for capacity at the terminal, (3) future payments from Ambre Energy or its affiliates to be received pursuant to the Transaction, (4) potential future benefits and synergies of the Transaction, (5) anticipated future growth in Asian thermal coal demand, (6) our business development and growth initiatives and strategies, (7) the potential development of our Youngs Creek assets, and (8) other statements regarding the Transaction and our plans, strategies, prospects and expectations concerning our business, industry, economic conditions, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including the risks that (i) required closing conditions are not satisfied or waived and the Transaction is not consummated, (ii) Ambre Energy is unable to replace Cloud Peak Energy’s surety bonds, including by providing sufficient cash or other collateral anticipated to be required by Ambre Energy’s surety bond providers, (iii) the Millennium Bulk Terminals coal export facility is not developed in a timely manner or at all, (iv) Asian export demand weakens, or (v) anticipated benefits or synergies of the Transaction are not achieved. For a discussion of some of the additional factors that could adversely affect our future results or the anticipated benefits of the Transaction, refer to the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

Ambre Energy

This news release is not an offer to sell securities nor a solicitation of an offer to buy securities by Ambre Energy Limited or any of its affiliated entities.  Securities may not be offered or sold in the United States absent registration or an exemption from the registration requirements of applicable U.S. securities laws.  Any such offer can only be made by means of adequate disclosure from Ambre Energy Limited that includes detailed information about terms, the company, its management and prospects, and its financial condition and results of operations.

Media Contacts:

Cloud Peak Energy

Bob Green, (w) 307-687-6053, bob.green@cldpk.com

Karla Kimrey, Investor Relations, (w) 720-566-2932, karla.kimrey@cldpk.com

Ambre Energy

United States
Brian Gard, (w) 503-221-0100, bgard@gardcommunications.com
Liz Fuller, (w) 503-552-5067, lfuller@gardcommunications.com

Australia

Andrew Crook, (mob) 0419 788 431, andrew@crookpublicity.com

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